Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-250857

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 1, 2020)

Up to $100,000,000 of Common Stock and

150,000 Shares of Common Stock

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This prospectus supplement relates to the issuance and sale of up to $100,000,000 of shares of our common stock to Lincoln Park Capital Fund, LLC (“Lincoln Park”), from time to time pursuant to the purchase agreement, dated December 4, 2020 (the “Purchase Agreement”), that we have entered into with Lincoln Park, and an additional 150,000 shares of our common stock issued as commitment shares to Lincoln Park under the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park. See “The Lincoln Park Transaction” for a description of the Purchase Agreement and additional information regarding Lincoln Park. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The purchase price for the $100,000,000 of shares will be based upon formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Lincoln Park from time to time. We will pay the expenses incurred in connection with the registration and issuance of the shares of our common stock, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “WWR”. On December 3, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $6.15 per share.

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Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page S-3 of this prospectus supplement and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement, to read about factors to consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus supplement is December 4, 2020.

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, and any related free writing prospectus we prepare or authorize. We have not, and Lincoln Park has not, authorized anyone to provide you with different information, and neither we nor Lincoln Park takes any responsibility for any other information that others may give you. We are not, and Lincoln Park is not, making an offer of our securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

TABLE OF CONTENTS

Prospectus Supplement

Page
ABOUT THIS PROSPECTUS SUPPLEMENTS-ii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTSS-ii
PROSPECTUS SUPPLEMENT SUMMARYS-1
RISK FACTORSS-3
THE LINCOLN PARK TRANSACTIONS-5
USE OF PROCEEDSS-10
MARKET FOR COMMON STOCK AND DIVIDEND POLICYS-11
PLAN OF DISTRIBUTIONS-12
LEGAL MATTERSS-14
EXPERTSS-14
WHERE YOU CAN FIND MORE INFORMATIONS-14
INFORMATION INCORPORATED BY REFERENCES-14

Prospectus

ABOUT THIS PROSPECTUSii

WHERE YOU CAN FIND MORE INFORMATIONii

INFORMATION INCORPORATED BY REFERENCEii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTSiii

RISK FACTORS1

ABOUT WESTWATER RESOURCES, INC.1

USE OF PROCEEDS1

DILUTION1

DESCRIPTION OF SECURITIES2

PLAN OF DISTRIBUTION8

LEGAL MATTERS10

EXPERTS10

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-250857) that we filed with the Securities and Exchange Commission (the “SEC”) and that was declared effective by the SEC on December 1, 2020. Under this shelf registration process, we may, from time to time, offer common stock, debt securities, warrants and units, of which this offering is a part.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the common stock we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated December 1, 2020, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

References to the “Company,” “Westwater,” “WWR,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus are to Westwater Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires.  This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are generally identifiable by use of the words “estimate,” “project,” “believe,” “intend,” “plan,” “anticipate,” “expect” and similar expressions. Such forward-looking statements include, without limitation, statements regarding the adequacy of funding, liquidity, the timing or occurrence of any future drilling or production from the Company’s properties, the ability of the Company to acquire additional properties or partner with other companies, the construction of pilot plant facilities and construction of commercial production facilities, the realization of expected benefits from recent or expected business combinations and dispositions, and the

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Company’s anticipated cash burn rate and capital requirements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including Forms 10-K, 10-Q and 8-K and any amendments thereto. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks.

Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

•the spot price and long‑term contract price of graphite and vanadium;

•the ability of the Company to enter into and successfully close acquisitions, dispositions or other material transactions;

•the Company’s ability to raise capital in the future;

•government regulation of the mining industry in the United States and a new federal administration;

•risks associated with our operations and the operations of our partners, including the impact of COVID-19;

•our expectations regarding the use of funds from the Company’s Paycheck Protection Program (PPP) Loan and the potential for loan forgiveness under the terms of the PPP Loan;

•operating conditions at our projects;

•the world‑wide supply and demand of graphite and vanadium;

•weather conditions;

•unanticipated geological, processing, regulatory and legal or other problems we may encounter;

•the results of our exploration activities, and the possibility that future exploration results may be materially less promising than initial exploration results;

•any graphite or vanadium discoveries not being in high enough concentration to make it economic to extract the metals;

•currently pending or new litigation or arbitration;

•our ability to continue to satisfy the listing requirements of the Nasdaq Capital Market;

•our ability to maintain and timely receive mining and other permits from regulatory agencies; and

•the risks set forth under the caption “Risk Factors” herein, in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC.

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus supplement, the accompanying prospectus or free writing prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus supplement, the accompanying prospectus or free writing prospectus, and the documents incorporated by reference in this prospectus supplement or the accompanying

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prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus supplement or the accompanying prospectus or free writing prospectus might not occur.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about Westwater Resources, Inc. and this offering of common stock. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of Westwater Resources, Inc. you should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, “common stock” means our common stock, par value $0.001 per share.

Westwater Resources Overview

Westwater Resources, Inc. is a 40-year-old public company trading on the Nasdaq Capital Market under the symbol “WWR.” Originally incorporated in 1977 as Uranium Resources, Inc. to mine uranium in Texas, our company has been reborn as a diversified energy materials developer. Westwater is now focused on battery-ready graphite materials after its acquisition of Alabama Graphite Corp. and its Coosa Graphite Project in Alabama in April 2018. Westwater recently discovered significant vanadium concentrations at the Coosa Graphite Project and has developed an exploration plan to further investigate the size and extent of those concentrations.

Westwater is a Delaware corporation. Our principal executive offices are located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112, and our telephone number is (303) 531-0516. Our website is located at www.westwaterresources.net. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of our common stock, see “Description of Securities—Common Stock” in the accompanying prospectus.

Common stock offered by us

150,000 shares of our common stock to be issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, or the Commitment Shares, and up to $100.0 million of shares of common stock that we may sell to Lincoln Park, from time to time at our sole discretion over the 36 months from commencement in accordance with the Purchase Agreement. We will not receive any cash proceeds from the issuance of the Commitment Shares.

Common stock to be outstanding after this offering(1)

Up to 35,282,021 shares, assuming the sale of 16,260,162 shares at a price of $6.15 per share, which was the closing price of our common stock on the Nasdaq Capital Market on December 3, 2020, and the 150,000 shares of our common stock being issued to Lincoln Park as Commitment Shares. The actual number of shares issued will vary depending on the sales price under this offering, but will not be greater than 3,804,370 shares, inclusive of the Commitment Shares, representing 19.99% of the share of our common stock outstanding on the date of the Purchase Agreement, in accordance with Nasdaq rules, unless (i) we obtain stockholder approval to issue shares of common stock in excess of such limitation or (ii) the average price of all applicable sales of common stock to Lincoln Park under the Purchase Agreement equals or exceeds a certain threshold price, such that issuances and sales of our common stock to Lincoln Park under the Purchase Agreement would be exempt from such limitation under applicable Nasdaq rules.

Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include advancing our graphite business, making additions to our working capital or funding future acquisitions. See “Use of Proceeds” on page S-10.

Risk Factors

An investment in our common stock involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-3 of this prospectus supplement and the reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment in our common stock.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “WWR.”

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(1)The number of shares of common stock is based on 19,021,859 shares outstanding as of December 3, 2020, and excludes 185,894 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2020; 236,403 shares of common stock issuable upon the vesting of outstanding restricted stock units outstanding as of September 30, 2020; 186,182 shares of common stock issuable upon exercise of warrants outstanding as of September 30, 2020 (182,515 of which were exercised on October 6, 2020); and 58,586 additional shares of common stock reserved for future issuance under our 2013 Omnibus Incentive Plan, as amended, as of September 30, 2020.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, as well as the risks described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and in the other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we have incorporated herein by reference. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks, and the market or trading price of our common stock could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to this Offering and Ownership of Our Common Stock

The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On December 4, 2020, we entered into the Purchase Agreement with Lincoln Park pursuant to which (i) we agreed to issue 150,000 shares to Lincoln Park as a commitment fee for making the commitment under the Purchase Agreement and (ii) Lincoln Park committed to purchase up to an additional $100,000,000 of our common stock.

The shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The terms of the Purchase Agreement limit the amount of share of common stock we may issue to Lincoln Park, which may have an adverse effect on our liquidity.

The Purchase Agreement includes restrictions on our ability to sell shares of our common stock to Lincoln Park, including, subject to specified limitations, (x) if a sale would cause us to issue, in the aggregate, a number of shares greater 19.99% of our outstanding common stock immediately prior to the execution of the Purchase Agreement, or the Exchange Cap, or (y) if a sale would cause Lincoln Park and its affiliates to beneficially own more than 9.99% of our issued and outstanding common stock, or the Beneficial Ownership Limitation. Accordingly, we cannot guarantee that we will be able to sell all $100,000,000 of shares of common stock in this offering. If we cannot sell the full amount of the shares that Lincoln Park has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of shares of common stock, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct Lincoln Park to purchase up to $100,000,000 worth of shares of our common stock under our agreement over a 36-month period generally in amounts up to 100,000 shares of our common stock, subject to a maximum limit of $1,000,000 per purchase, on any single business day, and additional amounts subject to certain accelerated purchase provisions included in the Purchase Agreement (in each case, such share amounts being subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). Assuming a purchase price of $6.15 per share (the closing sale price of the common stock on December 3, 2020) and the purchase by Lincoln Park of 3,654,370 purchase shares, which is the Exchange Cap, proceeds to us would only be $22,474,375.

The extent we rely on Lincoln Park as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $100,000,000 under the Purchase Agreement to Lincoln Park, we may still need additional capital to finance our future production plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. We currently have no authorized preferred stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.

Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

The Company has no history of paying dividends on its common stock, and we do not anticipate paying dividends in the foreseeable future.

The Company has not previously paid dividends on its common stock. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our Board of Directors deems relevant. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

THE LINCOLN PARK TRANSACTION

General

On December 4, 2020, we entered into a purchase agreement with Lincoln Park, which we refer to in this prospectus supplement as the Purchase Agreement, pursuant to which Lincoln Park has agreed to purchase from us up to an aggregate of $100,000,000 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement. Also on December 4, 2020, we entered into a registration rights agreement with Lincoln Park, which we refer to in this prospectus supplement as the Registration Rights Agreement, pursuant to which we agreed to take specified actions to maintain the registration of the shares of our common stock subject to the offering described in this prospectus supplement and accompanying prospectus. Pursuant to the terms of the Purchase Agreement and Registration Rights Agreement, we have filed with the SEC this prospectus supplement regarding the sale under the Securities Act of the shares issuable to Lincoln Park under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, we have agreed to issue 150,000 Commitment Shares to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement.

We do not have the right to commence any sales of our common stock to Lincoln Park under the Purchase Agreement until all of the conditions set forth in the Purchase Agreement have been satisfied, which we refer to in this prospectus supplement as the Commencement. Thereafter, we may, from time to time and at our sole discretion for a period of 36-months, on any business day that we select, direct Lincoln Park to purchase up to 100,000 shares of common stock, which we refer to in this prospectus supplement as “regular purchases.” In addition, at our discretion, Lincoln Park has committed to purchase other “accelerated amounts” and/or “additional accelerated amounts” under certain circumstances. We will control the timing and amount of any sales of our common stock to Lincoln Park. The purchase price of the shares that may be sold to Lincoln Park in regular purchases under the Purchase Agreement will be based on an agreed upon fixed discount to the market price of our common stock immediately preceding the time of sale as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on our entering into certain types of transactions that are defined in the Purchase Agreement as “Variable Rate Transactions.” Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

Under applicable rules of The Nasdaq Capital Market, in no event may we issue or sell to Lincoln Park under the Purchase Agreement any shares of our common stock in excess of 3,804,370 (including Commitment Shares), which represents 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement, or the Exchange Cap, unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of common stock to Lincoln Park under the Purchase Agreement equals or exceeds $6.4024, such that issuances and sales of our common stock to Lincoln Park under the Purchase Agreement would be exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Limitation.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Lincoln Park.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, upon Commencement, on any business day that we select, we may direct Lincoln Park to purchase up to 100,000 shares of our common stock in a regular purchase on such business day, which is referred to as a Regular Purchase in this prospectus supplement (such share amount limitation, the “Regular Purchase Share Limit”). Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $1,000,000; provided, however, that the maximum commitment in any single Regular Purchase may be increased upon mutual agreement between Lincoln Park and the Company. The Regular Purchase Share Limit is subject to proportionate adjustment in the event of a reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided, that if after giving effect to such full proportionate adjustment, the adjusted Regular Purchase Share Limit would preclude us from requiring Lincoln Park to purchase common stock at an aggregate purchase price equal to or greater than $150,000 in any single Regular Purchase, then the Regular Purchase Share Limit will not be fully adjusted, but rather the Regular Purchase Share Limit for such Regular Purchase shall be adjusted as specified in the Purchase Agreement, such that, after giving effect to such adjustment, the Regular Purchase Share Limit will be equal to (or as close as can be derived from such adjustment without exceeding) $150,000.

The purchase price per share for each such Regular Purchase will be equal to 95% of the lower of:

•the lowest sale price for our common stock on the purchase date of such shares; and

•the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition to Regular Purchases described above, we may also direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice directing Lincoln Park to purchase the maximum number of shares of our common stock that we are then permitted to include in a single Regular Purchase notice and the closing price of our common stock on such business day is not less than $0.50 per share (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement), to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, not to exceed the lesser of:

•30% of the aggregate shares of our common stock traded during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, which is defined as the next business day following the purchase date for the corresponding Regular Purchase, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the Accelerated Purchase Measurement Period; and

•three times the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per share for each such Accelerated Purchase will be equal to 95% of the lower of:

•the volume weighted average price of our common stock during the Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

•the closing sale price of our common stock on the applicable Accelerated Purchase date.

We may also direct Lincoln Park, not later than 1:00 p.m., Eastern time, on a business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder (and under the corresponding Regular Purchase) have been properly delivered to Lincoln Park in accordance with the Purchase Agreement prior to such time on such business day, and provided that the closing price of our common stock on the business day immediately preceding such business day is not less than $0.50 per share (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement), to purchase an additional amount of our common stock, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:

•30% of the aggregate shares of our common stock traded during a certain portion of the normal trading hours on such Accelerated Purchase date as determined in accordance with the Purchase Agreement, which period of time we refer to as the Additional Accelerated Purchase Measurement Period; and

•three times the number of purchase shares purchased pursuant to the Regular Purchase corresponding to the Accelerated Purchase that was completed on such Accelerated Purchase date on which an Additional Accelerated Purchase notice was properly received.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park prior to 1:00 p.m., Eastern time, on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder (and under the corresponding Regular Purchase) have been properly delivered to Lincoln Park in accordance with the Purchase Agreement and the closing sale price of our common stock on the business day immediately preceding the delivery of multiple Additional Accelerated Purchase notices is greater than $0.50.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 95% of the lower of:

•the volume weighted average price of our common stock during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

•the closing sale price of our common stock on the applicable Additional Accelerated Purchase date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Events of Default

Events of default under the Purchase Agreement include the following:

•the effectiveness of the registration statement of which this prospectus supplement and accompanying prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or this prospectus supplement and accompanying prospectus are unavailable for sale by us or the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•suspension by our principal market of our common stock from trading or the failure of the common stock to be listed on our principal market for a period of one business day;

•the de-listing of our common stock from The Nasdaq Capital Market, our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq

Global Market, the Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board or OTC Markets (or nationally recognized successor thereto to any of the foregoing);

•the failure of our transfer agent to issue to Lincoln Park shares of our common stock within two business days after the applicable date on which Lincoln Park is entitled to receive such shares;

•any breach of the representations or warranties or covenants contained in the Purchase Agreement or Registration Rights Agreement that has or could have a material adverse effect on us and, in the case of a breach of a covenant that is reasonably curable, that is not cured within five business days;

•any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

•if at any time we are not eligible to transfer our common stock electronically; or

•if at any time the Exchange Cap is reached, to the extent applicable, and stockholder approval has not been obtained in accordance with the applicable rules of The Nasdaq Capital Market.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

The Purchase Agreement will automatically terminate on the date that we sell and Lincoln Park purchases the full $100,000,000 of shares of our common stock or on the date the 36-month term expires, provided the full $100,000,000 of shares of our common stock have not been purchased, without any action or notice on the part of any party and without any liability of any party to any other party under the Purchase Agreement.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All shares registered in this offering that we issue to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 36 months following Commencement. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the

Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $100,000,000 of our common stock, exclusive of the 150,000 Commitment Shares we have agreed to issue to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The number of shares ultimately offered for resale by Lincoln Park under this prospectus supplement is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.

The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $6.4024, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules, and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would exceed the Beneficial Ownership Limitation.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)	Proceeds from the Sale of Shares to Lincoln Park Under the Purchase Agreement(1)
$2.00	3,804,370	16.66%	$3,804,370
$5.00	3,804,370	16.66%	$19,021,850
$6.15(3)	3,804,370	16.66%	$23,396,876
$10.00	3,804,370	16.66%	$38,043,700
$12.00	3,804,370	16.66%	$45,652,440

(1)Includes the total number of purchase shares that we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $100,000,000, if available, while giving effect to the Exchange Cap and without regard for the Beneficial Ownership Limitation, and excludes the Commitment Shares.

(2)The denominator is based on 19,021,859 shares outstanding as of December 4, 2020, adjusted to include the number of shares set forth in the adjacent column which we would have sold to Lincoln Park, assuming the purchase price in the adjacent column. The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column.

(3)The closing sale price of our shares on December 3, 2020.

USE OF PROCEEDS

We may receive up to $100.0 million in aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus supplement. We estimate that the net proceeds to us from the sale of our common stock to Lincoln Park pursuant to the Purchase Agreement will be up to $99.9 million over up to an approximately 36-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Lincoln Park under the Purchase Agreement, and after other estimated fees and expenses. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less. Because we are not obligated to sell any shares of our common stock under the Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” elsewhere in this prospectus supplement for more information.

We intend to use the net proceeds from this offering for general corporate purposes, which may include advancing our graphite business, making additions to our working capital or funding future acquisitions, among other things.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our common stock is traded on the Nasdaq Capital Market under the symbol “WWR.” The last reported sale price of our common stock on December 3, 2020 on the Nasdaq Capital Market was $6.15 per share. As of April 9, 2020, there were 278 holders of record of our common stock.

We have never declared or paid any cash dividend on our common stock, nor do we currently intend to pay any cash dividend on our common stock in the foreseeable future. We expect to retain our earnings, if any, for the growth and development of our business.

PLAN OF DISTRIBUTION

Upon the terms and subject to the conditions set forth in the Purchase Agreement, we may direct Lincoln Park to purchase an aggregate of up to $100,000,000 of shares of our common stock over the 36-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, we have agreed to issue 150,000 shares of our common stock to Lincoln Park as Commitment Shares, all of which are covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

The Purchase Agreement provides that, from time-to-time over the term of the Purchase Agreement, on any trading day, and at our sole discretion, we may require Lincoln Park to purchase up to 100,000 shares of our common stock as a Regular Purchase, subject to a maximum of $1,000,000 per purchase. In addition, upon notice to Lincoln Park, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase additional shares of our common stock in “accelerated purchases,” and “additional accelerated purchases” as set forth in the Purchase Agreement. The purchase price per share is based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. See the section entitled “The Lincoln Park Transaction” above.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on The Nasdaq Capital Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions. We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares covered by this prospectus supplement to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered.

Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold by Lincoln Park.

Computershare Trust Company is the transfer agent and registrar for our common stock. Our common stock is listed on The Nasdaq Capital Market under the symbol “WWR.”

Information About Lincoln Park

Immediately prior to the date of the Purchase Agreement, Lincoln Park did not beneficially own any shares of our common stock.  Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus supplement filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park is not a licensed broker dealer or an affiliate of a licensed broker dealer.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado. Lincoln Park is being represented by Dorsey & Whitney LLP, New York, New York.

EXPERTS

The consolidated financial statements of Westwater Resources, Inc. for the fiscal years ended December 31, 2019 and December 31, 2018 incorporated in this prospectus by reference from Westwater Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of our website is www.westwaterresources.net. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus supplement “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. These documents contain important information about the Company and its financial condition, business and results.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus supplement and prior to the termination of the offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 14, 2020 and as amended February 28, 2020;

•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 13, 2020, August 5, 2020 and November 12, 2020, respectively;

•our Current Reports on Forms 8-K filed with the SEC on February 4, 2020, March 23, 2020, April 13, 2020, April 28, 2020, April 30, 2020, May 5, 2020, May 22, 2020, June 1, 2020, September 4, 2020, October 8, 2020 and December 4, 2020; and

•the description of our common stock contained in our Form 8-A filed on April 11, 2007, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus supplement, if such person makes a written or oral request directed to:

Westwater Resources, Inc.

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

Attn: Corporate Secretary

(303) 531-0516

PROSPECTUS

$150,000,000
Common Stock
Debt Securities
Warrants
Units

_____________________

We may offer and sell from time to time up to $150,000,000 of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer common stock upon conversion of debt securities or upon the exercise of warrants.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “WWR.” On November 18, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $5.09 per share. If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.

_____________________

Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page 1 of this prospectus and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus, to read about factors to consider before purchasing our securities.

_____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_____________________

The date of this prospectus is December 1, 2020

TABLE OF CONTENTS

ABOUT THIS PROSPECTUSii

WHERE YOU CAN FIND MORE INFORMATIONii

INFORMATION INCORPORATED BY REFERENCEii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTSiii

RISK FACTORS1

ABOUT WESTWATER RESOURCES, INC.1

USE OF PROCEEDS1

DILUTION1

DESCRIPTION OF SECURITIES2

PLAN OF DISTRIBUTION8

LEGAL MATTERS10

EXPERTS10

_____________________

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and we take no responsibility for any other information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

As permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.” Before investing in our securities, you should read this prospectus and any accompanying prospectus supplement or free writing prospectus, as well as the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

References to the “Company,” “Westwater,” “WWR,” “we,” “our” and “us” in this prospectus are to Westwater Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

_____________________

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under the shelf registration process, we may offer, from time to time, the securities or combinations of the securities described in this prospectus with a total offering price of up to $150,000,000 in one or more offerings at prices and on terms to be determined by market conditions at the time of each offering. Unless otherwise indicated, “common stock” means our common stock, par value $0.001 per share.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of the offering.

A prospectus supplement or free writing prospectus may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement or free writing prospectus, you must rely on the information in the prospectus supplement or free writing prospectus. Please carefully read both this prospectus and the related prospectus supplement or free writing prospectus in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or free writing prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information set forth in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described below. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.westwaterresources.net. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Company and its financial condition, business and results.

We are incorporating by reference the Company’s filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) for purposes of the Exchange Act:

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 14, 2020 and as amended February 28, 2020;

•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 13, 2020, August 5, 2020 and November 12, 2020, respectively;

•our Current Reports on Form 8-K filed with the SEC on February 4, 2020, March 23, 2020, April 13, 2020, April 28, 2020, April 30, 2020, May 5, 2020, May 22, 2020, June 1, 2020, September 4, 2020 and October 8, 2020; and

•the description of our common stock contained in our Form 8-A filed on April 11, 2007, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

Westwater Resources, Inc.

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

Attn: Corporate Secretary

(303) 531-0516

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are generally identifiable by use of the words “estimate,” “project,” “believe,” “intend,” “plan,” “anticipate,” “expect” and similar expressions. Such forward-looking statements include, without limitation, statements regarding the adequacy of funding, liquidity, the timing or occurrence of any future drilling or production from the Company’s properties, the ability of the Company to acquire additional properties or partner with other companies, the construction of pilot plant facilities and construction of commercial production facilities, the realization of expected benefits from recent or expected business combinations and dispositions, and the Company’s anticipated cash burn rate and capital requirements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including Forms 10-K, 10-Q and 8-K and any amendments thereto. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks.

Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

•the spot price and long‑term contract price of graphite and vanadium;

•the ability of the Company to enter into and successfully close acquisitions, dispositions or other material transactions;

•the Company’s ability to raise capital in the future;

•government regulation of the mining industry in the United States and a new federal administration;

•risks associated with our operations and the operations of our partners, including the impact of COVID-19;

•our expectations regarding the use of funds from the Company’s Paycheck Protection Program (PPP) Loan and the potential for loan forgiveness under the terms of the PPP Loan;

•operating conditions at our projects;

•the world‑wide supply and demand of graphite and vanadium;

•weather conditions;

•unanticipated geological, processing, regulatory and legal or other problems we may encounter;

•the results of our exploration activities, and the possibility that future exploration results may be materially less promising than initial exploration results;

•any graphite or vanadium discoveries not being in high enough concentration to make it economic to extract the metals;

•currently pending or new litigation or arbitration;

•our ability to continue to satisfy the listing requirements of the Nasdaq Capital Market;

•our ability to maintain and timely receive mining and other permits from regulatory agencies; and

•the risks set forth under the caption “Risk Factors” herein, in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC.

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus, any accompanying prospectus supplement or free writing prospectus, or any document incorporated by reference in this prospectus. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus might not occur.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to all of the other information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K, and the risk factors contained or incorporated by reference into the accompanying prospectus supplement before acquiring any of the securities. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occur, our business, financial condition or results of operations could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements.”

ABOUT WESTWATER RESOURCES, INC.

Westwater Resources, Inc. is a 40-year-old public company trading on the Nasdaq Capital Market under the symbol “WWR.” Originally incorporated in 1977 as Uranium Resources, Inc. to mine uranium in Texas, our Company has been reborn as an energy materials developer. Westwater now is focused on battery-ready graphite materials after its acquisition of Alabama Graphite Corp. and its Coosa Graphite Project in Alabama in April 2018. Westwater recently discovered significant vanadium concentrations at the Coosa Graphite Project and has developed an exploration plan to further investigate the size and extent of those concentrations.

Our principal executive offices are located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112, and our telephone number is (303) 531-0516. Our website is located at www.westwaterresources.net. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities under this prospectus for general corporate purposes, which may include advancing our graphite business, making additions to our working capital, funding future acquisitions, or for any other purpose we describe in the applicable prospectus supplement.

DILUTION

We will set forth in a prospectus supplement and/or free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•the net tangible book value per share of our equity securities before and after the offering;

•the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES

Common Stock

The following description of our common stock and the material provisions of our restated certificate of incorporation, as amended, and amended and restated bylaws is only a summary. You should refer to the terms of our common stock contained in our restated certificate of incorporation, as amended, and our amended and restated bylaws for more complete information.

Our restated certificate of incorporation authorizes us to issue 100,000,000 shares of common stock, par value $0.001 per share. As of November 12, 2020, there were 19,022,020 shares of our common stock issued and 19,021,859 shares of our common stock outstanding, all of which are fully paid and non-assessable. As of September 30, 2020, there were 185,894 shares of common stock issuable upon the exercise of outstanding options, 236,403 shares of common stock issuable upon the vesting of outstanding restricted stock units, 186,182 shares of common stock issuable upon exercise of warrants outstanding (182,515 of which were exercise on October 6, 2020) and 58,586 additional shares of common stock reserved for future issuance under our 2013 Omnibus Incentive Plan, as amended.

Each share of our common stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than fifty percent of all of the outstanding shares of our common stock can elect all of the directors. Matters to be voted upon by the holders of our common stock require the affirmative vote of a majority of the votes cast at a stockholders meeting at which a quorum is present.

There are no preemptive, subscription, conversion or redemption rights pertaining to our common stock. The absence of preemptive rights could result in a dilution of the interest of existing stockholders should additional shares of common stock be issued. Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of assets legally available and to share ratably in our assets upon liquidation.

Computershare Trust Company is the transfer agent and registrar for our common stock.

Our common stock is listed on the Nasdaq Capital Market under the symbol “WWR.”

Possible Anti-Takeover Effects of Delaware Law and our Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of Delaware law, our Restated Certificate of Incorporation and Amended and Restated Bylaws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our common stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and may discourage certain types of transactions that may involve an actual or threatened change of control of us. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision.    We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Authorized but Unissued Stock.    Our restated certificate of incorporation authorizes us to issue 100,000,000 shares of common stock, par value $0.001 per share. As of November 12, 2020, there were 19,022,020 shares of our common stock issued and 19,021,859 shares of our common stock outstanding. Our Board of Directors has the authority, without further approval of the stockholders, to issue such shares, which would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control, and discouraging bids for our common stock at a premium over the market price.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.    Our Amended and Restated Bylaws provide that, for nominations to the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Amendment of Bylaws.    Our Board of Directors is expressly authorized to alter or repeal our amended and restated bylaws.

Special Meetings of Stockholders.    Special meetings of the stockholders may be called only by our Chairman, President or pursuant to a resolution adopted by a majority of the total number of directors. Stockholders may not propose business to be brought before a special meeting of the stockholders.

Debt Securities

The debt securities will be our direct unsecured general obligations. The debt securities will be issued under an indenture which may be amended or supplemented from time to time, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

The applicable prospectus supplement and/or other offering materials will describe the material terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•the title and principal aggregate amount of the debt securities;

•whether the debt securities will be secured or unsecured;

•whether the debt securities are convertible or exchangeable into other securities;

•the percentage or percentages of principal amount at which such debt securities will be issued;

•the interest rate(s) or the method for determining the interest rate(s);

•the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•the person to whom any interest on the debt securities will be payable;

•the places where payments on the debt securities will be payable;

•the maturity date;

•redemption or early repayment provisions;

•authorized denominations;

•form;

•amount of discount or premium, if any, with which such debt securities will be issued;

•whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•the identity of the depositary for global securities;

•whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•any covenants applicable to the particular debt securities being issued;

•any defaults and events of default applicable to the particular debt securities being issued;

•the guarantors of each series, if any, and the extent of the guarantees, if any;

•any restriction or condition on the transferability of the debt securities;

•the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•the securities exchange(s) on which the securities will be listed, if any;

•whether any underwriter(s) will act as market maker(s) for the securities;

•the extent to which a secondary market for the securities is expected to develop;

•our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•provisions relating to covenant defeasance and legal defeasance;

•provisions relating to satisfaction and discharge of the indenture;

•provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;

•the law that will govern the indenture and debt securities; and

•additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Governing Law

The indenture is, and any debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Warrants

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•the offering price and aggregate number of warrants offered;

•the currency for which the warrants may be purchased;

•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•the terms of any rights to redeem or call the warrants;

•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•the dates on which the right to exercise the warrants will commence and expire;

•the manner in which the warrant agreements and warrants may be modified;

•a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•the terms of the securities issuable upon exercise of the warrants; and

•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent or the Company in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue units consisting of common stock, debt securities or warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•the designation and terms of the units and of the common stock, debt securities and warrants comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•any provisions of the governing unit agreement that differ from those described below; and

•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

We may issue units in such amounts and in such numbers of distinct series as we determine.

The provisions described in this section, as well as those described under “Description of Securities—Common Stock,” “Description of Securities—Debt Securities” and “Description of Securities—Warrants” will apply to each unit, as applicable, and to any common stock, debt security and warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•through one or more underwriters or dealers in a public offering and sale by them;

•directly to investors;

•through negotiated transactions;

•in block trades;

•through agents to the public or to investors; or

•through any combination of any of these methods of sale.

We may sell the securities from time to time:

•in one or more transactions at a fixed price or prices, which may be changed from time to time;

•at market prices prevailing at the times of sale;

•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise;

•at prices related to such prevailing market prices; or

•at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement or free writing prospectus. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, and we may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell unsubscribed securities to third parties.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement or free writing prospectus, naming the underwriter, the nature of any such relationship.

We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement or free writing prospectus will be listed for trading on the Nasdaq or other principal market for our common stock. We may apply to list any series of debt securities or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements of Westwater Resources, Inc. for the fiscal years ended December 31, 2019 and December 31, 2018 incorporated in this prospectus by reference from Westwater Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Westwater Resources, Inc.

Up to $100,000,000 of Common Stock and

150,000 Shares of Common Stock

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PROSPECTUS SUPPLEMENT

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December 4, 2020